SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             ------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 28,2000

                              GALAXY TELECOM, L.P.
 ------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        Delaware                        33-95298                 43-1697125
---------------------              -----------------         ------------------

(State Or Other Jurisdiction       (Commission File        (I.R.S. Employer
Of Incorporation Or Organization)      Number)               Identification No.)

1220 N. Main, Sikeston, Mo. 63801          63801
---------------------------------     -----------------
      (Address of principle executive offices, zip code)

Registrant telephone number, including area code: (573) 472-8200


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Items 1 through 4 (inclusive), 6, and 8 not applicable.

Item 5. Other Events.

     Galaxy Telecom, L.P. ("Galaxy") has received written notice on September 28, 2000 from Fleet National Bank, as agent of the lenders (the "Senior Lenders"), under Galaxy's 1995 Amended and Restated Loan Agreement (as amended, the "1995 Loan") and its 2000 Term Loan Agreement (the "2000 Loan" and collectively with the Term Loan, the "Loan Agreements"), that the Senior Lenders are exercising their rights to suspend payments of principal and/or interest for up to 179 days from September 28, 2000 on Galaxy's $120,000,000 12-3/8% Senior Subordinated Notes due 2005 (the "Notes") due to a breach of a non-financial obligation under the 1995 Loan Agreements. The basis for the assertion of a breach and the exercise of the right to suspend payments on the Notes by the Senior Lenders is Galaxy's failure to execute a definitive agreement for the sale of Galaxy and an affiliate on or before July 31, 2000.

     Pursuant to the terms of the Indenture dated as of September 28, 1995 (the "Indenture") under which the Notes were issued, the Senior Lenders may suspend payment of principal and/or interest to the holders of the Notes for a period of up to 179 days from the date that notice is received upon the occurrence of a breach by Galaxy of the terms of its senior loan agreement and notice by the Senior Lenders to the trustee under the Indenture of their election to suspend such payments.

Item 7.   Financial Statements and Exhibits.

        (c)    Exhibits

Exhibit No.        Description
--------------      ----------------------------------------

None.

                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Galaxy Telecom, L.P.



Date:  October 2, 2000                 By:  /s/ J. Keith Davidson
                                           ------------------------------------
                                            Title: Vice President - Finance,
                                            (Principal Financial Officer)

                                                 EXHIBIT INDEX


Exhibit No.        Description

   None